EXHIBIT 16

CONCURRENCE WITH STAEMENTS MADE IN ITEM 9

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have the first paragraphs of Item 9 included in Inamed Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2001, to be filed with the Securities and Exchange Commission.  We are in agreement with the statements contained therein.

Very truly yours,

/s/	BDO Seidman, LLP
BDO Seidman, LLP

New York, New York

March 25, 2002